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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-KA of our report dated November 12, 2001 included in Integrated Electrical Services, Inc.'s Form 10-K for the year ended September 30, 2001. It should be noted that we have not audited any financial statements of the company subsequent to September 30, 2001 or performed any audit procedures subsequent to the date of our report.



/s/ ARTHUR ANDERSEN LLP

Houston, Texas
February 12, 2002